Exhibit 99.1

Staffing 360 Solutions Announces Sale

of firstPRO Recruitment Business Unit

NEW YORK, September 28, 2020 - Staffing 360 Solutions, Inc. (NASDAQ: STAF), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced that through its subsidiary Staffing 360 Georgia, LLC, the Company  had completed the sale of substantially all the assets of the Company’s firstPRO 360 business for $3.3 million in cash.

The Company intends to use the proceeds from the sale of firstPRO to redeem shares of preferred stock held by Jackson Investment Group, LLC.

Brendan Flood, Chairman and Chief Executive Officer, Staffing 360 Solutions, said, “In the present challenging environment, when Neil Ellison, President of firstPRO 360, expressed interest in acquiring the company, we saw it as the right move at the right time for both of us. The sale provides us with the opportunity to improve our balance sheet and allow our management team to focus on doing what it does best.

“Our overall business continues to improve week-over-week and we expect to enter the fourth quarter having returned to pre-COVID sales levels,” Flood concluded.

Neil Ellison, President, firstPRO Recruitment, said, “I value the support, experience and relationships gained while working with Brendan and his Staffing 360 team. I’m now honored with the opportunity to lead this incredible team as both owner and President. We’ll continue to operate under the firstPRO Recruitment name and provide the same excellent services to our many clients.”

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $500 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space. For more information, please visit: www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as "expect," "look forward to," "anticipate" "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning. Although Staffing 360 Solutions, Inc. believes such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $500 million, the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional acquisitions, to successfully integrate newly acquired companies, to organically grow its business, to successfully defend potential future litigation, to successfully refinance its debt, and to receive loans under the US Main Street Lending Program, changes in local or national economic conditions, the ability to comply with contractual covenants, including in respect of its debt, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contacts:
Harvey Bibicoff, CEO	Terri MacInnis, VP of IR
Bibicoff + MacInnis, Inc.	Bibicoff + MacInnis, Inc.
818-379-8500 x1 harvey@bibimac.com	818-379-8500 x2 terri@bibimac.com